Exhibit 99.1

Fathom Holdings Divests LiveBy Assets to Move Concierge

Fathom to Receive $3.0 Million Cash
CARY, NC, December 1, 2025 – Fathom Holdings Inc. (Nasdaq: FTHM) (“Fathom” or the “Company”), a national, technology-driven real estate services platform integrating residential brokerage, mortgage, title, and SaaS offerings, today announced the divesture of LiveBy assets to Move Concierge for $3 million. The Company expects to receive an additional $300,000 annually in contingent consideration based on data-sharing arrangements. The proceeds from the divestiture will support Fathom's growth initiatives.

As part of the transaction, Fathom will retain access to the LiveBy platform for the next five years. In addition, Move Concierge has committed to extending its current suite of services to all Fathom agents. Both LiveBy and Move Concierge will make their services available to every agent and brokerage that licenses the IntelliAgent platform.
"This transaction deepens our partnership with Move Concierge, provides additional capital to support our growth initiatives, and secures ongoing access to LiveBy's data along with potential revenue-sharing benefits," said Marco Fregenal, CEO of Fathom Holdings. "It's a true win-win that strengthens our financial position, enhances the value we deliver to agents and their clients, and further positions Fathom for scalable, profitable growth. As these capabilities are integrated across our platform, we expect retention and customer satisfaction to improve.
"As we move forward, our focus remains on equipping our agents with the most effective tools for their success. This agreement expands Move Concierge's services across our network while ensuring continued access to LiveBy's technology, enabling our agents to deliver a more seamless, connected client experience from search to closing."
Gabe Abshire, CEO and Founder of Move Concierge, added: "We are incredibly excited to bring the LiveBy platform and data into the Move Concierge portfolio, marking a significant step forward in our mission to create transformative experiences for our partners and homebuyers across the country. I have known Marco for more than six years, and strengthening our partnership with him and the entire Fathom team is both an honor and a strategic advantage for both companies.
"Supporting Fathom's 15,000 agents with our white-glove concierge services reinforces our commitment to delivering a mind-blowing experience and driving real value in every transaction. We're here to help real estate professionals stand out in the market and create an elevated experience for their clients, building trust, loyalty, and long-term relationships."
About Move Concierge
Move Concierge is a revolutionary service that connects utilities and home services such as TV, internet, phone, home automation and security. The Company's no-cost, white-glove service provides clients with a personal concierge to customize a whole-home connection plan, place orders, and schedule installations for each service - all with a single point of contact. Since its founding in 2009, the Company has been dedicated to providing excellent customer service, setting the bar with a mind-blowing client experience. Move Concierge was named one of the fastest-growing companies in the U.S. by Inc. 500.

About Fathom Holdings Inc.
Fathom Holdings Inc. is a national, technology-driven real estate services platform that integrates residential brokerage, mortgage, title, and SaaS offerings through its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Encompass Lending, intelliAgent, Real Results, and Verus Title. For more information, visit www.FathomInc.com.
Cautionary Note Concerning Forward-Looking Statements
This press release contains "forward-looking statements" that involve risks and uncertainties which we expect will or may occur in the future and may impact our business, financial condition and results of operations. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with general economic conditions, including rising interest rates; its ability to generate positive operational cash flow; risks associated with the Company's ability to continue achieving significant growth; its ability to continue its growth trajectory while achieving profitability over time; risks related to ongoing and future litigation; and other risks as set forth in the Risk Factors section of the Company's most recent Form 10-K as filed with the SEC and supplemented from time to time in other Company filings made with the SEC. Copies of Fathom's Form 10-K and other SEC filings are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.
Investor Contact:
Matt Glover and Clay Liolios
Gateway Group, Inc.
949-574-3860
FTHM@gateway-grp.com